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                                                                   EXHIBIT 23.13

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Clear Channel Communications, Inc.

We consent to the incorporation by reference in this Prospectus constituting a part of this Registration Statement on Form S-4 of Clear Channel Communications, Inc. of our report dated February 18, 1999 and April 23, 1999 on our audits of the financial statements of The Broadcast Group, Inc. as of December 31, 1998 and 1997 and for the years then ended. We also consent to the reference to our firm under the caption "Experts."

                                            /s/ KLEIMAN, CARNEY & GREENBAUM
                                                KLEIMAN, CARNEY & GREENBAUM
                                                Certified Public Accountants

Farmington Hills, Michigan
June 1, 2000